Exhibit 99.1

METHODE ELECTRONICS, INC. REPORTS FISCAL 2020 SECOND-QUARTER RESULTS AND REAFFIRMS FULL YEAR EPS GUIDANCE

Chicago, IL - December 5, 2019 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom-engineered and application-specific products and solutions, announced financial results for the second quarter of Fiscal 2020 ended October 26, 2019.

Second Quarter Fiscal 2020
Methode's second-quarter Fiscal 2020 net sales decreased $6.8 million, or 2.6 percent, to $257.2 million from $264.0 million in the same quarter of Fiscal 2019. Net sales in the second quarter of Fiscal 2020 were negatively impacted by the United Auto Workers ("UAW") labor strike at General Motors ("GM"), which reduced sales by approximately $32.0 million, and currency rate fluctuations, which reduced net sales by $3.9 million. This was offset by increased net sales from Grakon of $32.3 million.

GAAP net income increased $9.2 million to $23.8 million, or $0.63 per share, in the second quarter of Fiscal 2020 from $14.6 million, or $0.39 per share, in the same period of Fiscal 2019. GAAP net income in the second quarter of Fiscal 2020 was negatively impacted (including lost product gross margin and operational inefficiencies experienced due to reduced business levels) by the UAW labor strike at GM, which reduced net income by $7.9 million, or $0.21 per share.

Adjusted net income, a non-GAAP financial measure, was $24.2 million, or $0.64 per share, in the second quarter of Fiscal 2020 compared to $31.9 million, or $0.85 per share, in the same period of Fiscal 2019. Adjusted net income excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments) and long-term incentive plan accrual adjustments in the applicable periods.

Year over year, Fiscal 2020 second-quarter GAAP net income benefitted from:

•	higher sales from Grakon of $32.3 million (consists of 3 months of Grakon versus 1.5 months in Fiscal 2019);

•	lower acquisition-related costs ($8.3 million) and purchase accounting adjustments related to inventory ($2.6 million) totaling $10.9 million;

•	lower stock award amortization expense due to an accrual adjustment of $7.4 million recorded in the second quarter of Fiscal 2019;

•	the benefit of initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019; and

•
lower expense for initiatives to reduce overall costs and improve operational profitability taken in the second quarter of Fiscal 2020 of $0.5 million, versus $2.5 million in the second quarter of Fiscal 2019.

Year over year, Fiscal 2020 second-quarter GAAP net income was negatively affected by:

•	the adverse impact from the UAW labor strike at GM of $9.6 million;

•	higher income tax expense of $2.2 million;

•	higher net interest expense of $1.1 million;

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

•	increased intangible asset amortization expense of $1.0 million;

•	the impact of foreign currency translation of $0.8 million; and

•	net tariff expense of $0.6 million.

Consolidated gross profit margins decreased to 26.7 percent for the Fiscal 2020 second quarter compared to 26.8 percent in the same period last year. The slight decrease was primarily due to the impact of the UAW labor strike at GM, the impact of foreign currency translation and lower radio remote control, busbar and appliance product sales, partially offset by incremental sales from Grakon.

Adjusted gross profit margins, a non-GAAP financial measure, were 26.8 percent in the Fiscal 2020 second quarter compared to 28.3 percent in the same period last year and exclude expenses for initiatives to reduce overall costs and improve operational profitability in the applicable periods and purchase accounting adjustments.

Selling and administrative expenses as a percentage of sales decreased to 12.9 percent for the Fiscal 2020 second quarter compared to 18.2 percent in the same period last year. The decrease is attributable to lower acquisition-related costs, lower stock-based compensation expense, and lower employee compensation as a result of the initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019.

Adjusted selling and administrative expenses as a percentage of sales, a non-GAAP financial measure, were 12.8 percent in the Fiscal 2020 second quarter compared to 11.8 percent in the Fiscal 2019 second quarter and exclude expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs and long-term incentive plan accrual adjustments in the applicable periods.

Year over year, intangible asset amortization expense in the second quarter of Fiscal 2020 increased $1.0 million, or 27.0 percent, to $4.7 million, due to amortization expense related to the Grakon acquisition, partially offset by lower amortization expense in the Interface segment.

In the Fiscal 2020 second quarter, income tax expense increased $2.2 million to $5.2 million compared to $3.0 million in the Fiscal 2019 second quarter. The Company’s effective tax rate increased to 17.9 percent in the Fiscal 2020 period from 17.0 percent in the previous second quarter primarily due to discrete tax items and the level and mix of earnings among tax jurisdictions.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $43.6 million in the Fiscal 2020 second quarter compared to $29.2 million in the Fiscal 2019 period. EBITDA in the Fiscal 2020 second quarter was adversely impacted by the UAW labor strike at GM of $9.6 million.

Adjusted EBITDA, a non-GAAP financial measure, which excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments) and long-term incentive plan accrual adjustments from EBITDA, was $44.1 million in the Fiscal 2020 second quarter compared to $50.0 million in the Fiscal 2019 period. Adjusted EBITDA decreased primarily due to the adverse impact of the UAW labor strike at GM of $9.6 million.

Segment Comparisons (GAAP Reported)
Comparing the Automotive segment's Fiscal 2020 second quarter to the same period of Fiscal 2019,

•	Net sales decreased 10.7 percent, or $21.5 million, attributable to:

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

•	a 16.5 percent sales decrease in North America primarily due to the impact from the UAW labor strike at GM of $32.0 million, partially offset by higher automotive sales from Grakon of $12.2 million,

•
a 8.0 percent sales decline in Asia attributable to decreased sensor product sales volume and pricing reductions and lower volumes of transmission lead-frame assemblies, partially offset by an increase in touchscreen sales volumes to an Asian auto OEM; partially offset by

•	a 2.7 percent sales increase in Europe due to higher sensor product sales volume, partially offset by lower switch product sales volumes and an unfavorable currency impact.

•	Gross profit margins decreased to 24.5 percent from 27.2 percent primarily due to the adverse impact from the UAW labor strike at GM which reduced gross profit by $9.6 million and product mix.

•
Income from operations decreased $7.9 million, or 21.5 percent, due to the adverse impact from the UAW labor strike at GM and the impact of foreign currency translation, partially offset by higher income from Grakon and the benefit from initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019.

Comparing the Industrial segment's Fiscal 2020 second quarter to the same period of Fiscal 2019,

•
Net sales increased 36.9 percent, or $17.5 million, as the result of higher Grakon sales of $20.1 million, partially offset by lower sales volumes of radio remote control and busbar products and the impact of foreign currency translation.

•
Gross profit margins increased to 37.8 percent from 30.0 percent primarily due to higher sales from Grakon (inclusive of net tariff expense). Gross profit margins in the second quarter of Fiscal 2019 were negatively impacted by $2.6 million of purchase accounting adjustments related to the acquisition of Grakon.

•
Income from operations increased to $15.1 million compared to $5.1 million primarily as a result of higher income from Grakon, partially offset by lower sales volumes of radio remote control and busbar products.

Comparing the Interface segment's Fiscal 2020 second quarter to the same period of Fiscal 2019,

•	Net sales decreased 19.0 percent, or $2.8 million, attributable to lower appliance product sales.

•	Gross profit margins decreased slightly to 10.1 percent from 10.2 percent due to lower sales volumes of appliance products.

•	Loss from operations decreased $0.4 million to $0.2 million from $0.6 million due to lower intangible asset amortization expense.

Comparing the Medical segment's Fiscal 2020 second quarter to the same period of Fiscal 2019,

•	Net sales were $0.3 million in both periods.

•
Loss from operations was $1.8 million compared to $2.5 million. The reduced loss was due to lower professional fees and benefits from initiatives to reduce overall costs and improve operational profitability. In the second quarter of Fiscal 2019, we incurred $0.7 million of expenses related to initiatives to reduce overall costs and improve operational profitability.

First Half Fiscal 2020
Methode's first-half Fiscal 2020 net sales increased $40.0 million, or 8.2 percent, to $527.4 million from $487.4 million in the same period of Fiscal 2019. The acquisition of Grakon increased net sales by $86.6 million. This was offset by the adverse impact from the UAW labor strike at GM, which reduced net sales by $32.0 million, and currency rate fluctuations, which reduced net sales by $8.2 million.

GAAP net income increased $13.8 million to $52.1 million, or $1.38 per share, in the first-half of Fiscal 2020 from $38.3 million, or $1.02 per share, in the same period of Fiscal 2019. GAAP net income in the

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

first-half of Fiscal 2020 was negatively impacted (including lost product gross margin and operational inefficiencies experienced due to reduced business levels) by the UAW labor strike at GM, which reduced net income by $7.9 million, or $0.21 per share.

Adjusted net income, a non-GAAP financial measure, was $52.5 million, or $1.39 per share, in the first-half of Fiscal 2020 compared to $57.0 million, or $1.51 per share, in the same period of Fiscal 2019. Adjusted net income excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments) and long-term incentive plan accrual adjustments in the applicable periods.

Year over year, first-half Fiscal 2020 GAAP net income benefitted from:

•	higher sales from Grakon of $86.6 million (consists of six months of Grakon versus 1.5 months in Fiscal 2019);

•	lower acquisition-related costs ($8.9 million) and purchase accounting adjustments related to inventory ($2.6 million) totaling $11.5 million;

•	lower stock award amortization expense due to an accrual adjustment of $7.4 million recorded in the first-half of Fiscal 2019;

•	the benefit of initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019; and

•
lower expense for initiatives to reduce overall costs and improve operational profitability taken in the first-half of Fiscal 2020 of $0.5 million, versus $3.3 million in the first-half of Fiscal 2019.

Year over year, first-half Fiscal 2020 GAAP net income was negatively affected by:

•	the adverse impact of the UAW labor strike at GM of $9.6 million;

•	higher income tax expense of $5.0 million;

•	increased intangible asset amortization expense of $3.9 million;

•	higher net interest expense of $3.8 million;

•	impact of foreign currency translation of $1.7 million; and

•	net tariff expense of $0.9 million.

Consolidated gross profit margins increased to 27.4 percent for the first-half of Fiscal 2020 compared to 26.9 percent in the same period last year. The improvement was primarily due to higher Grakon sales, partially offset by the adverse impact of the UAW labor strike at GM, the impact of foreign currency translation and lower radio remote control and appliance product sales.

Adjusted gross profit margins, a non-GAAP financial measure, were 27.4 percent in the first-half of Fiscal 2020 compared to 27.7 percent in the same period of Fiscal 2019 and exclude expenses for initiatives to reduce overall costs and improve operational profitability and purchase accounting adjustments in the applicable periods.

Selling and administrative expenses as a percentage of sales decreased to 12.4 percent for the first-half of Fiscal 2020 compared to 15.9 percent in the same period of Fiscal 2019. The decrease is attributable to the benefit of initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019, lower stock-based compensation expense, lower acquisition-related costs and the impact of foreign currency translation.

Adjusted selling and administrative expenses as a percentage of sales, a non-GAAP financial measure, were 12.3 percent in the first-half of Fiscal 2020 compared to 12.2 percent in the same period of Fiscal

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

2019 and exclude expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs and long-term incentive plan accrual adjustments in the applicable periods.

Year over year, intangible asset amortization expense in the first-half of Fiscal 2020 increased $3.9 million, or 69.6 percent, to $9.5 million, due to amortization expense related to the Grakon acquisition, partially offset by lower amortization expense in the Interface segment.

In the first-half of Fiscal 2020, income tax expense increased $5.0 million to $12.5 million compared to $7.5 million in the same period of Fiscal 2019. The Company’s effective tax rate increased to 19.3 percent in the first-half of Fiscal 2020 from 16.4 percent in the same period of Fiscal 2019 primarily due to discrete tax items and the level and mix of earnings among tax jurisdictions.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $93.9 million in the first-half of Fiscal 2020 compared to $66.0 million in the Fiscal 2019 period. EBITDA in the first-half of Fiscal 2020 was adversely impacted by the UAW labor strike at GM of $9.6 million.

Adjusted EBITDA, a non-GAAP financial measure, which excludes expenses for initiatives to reduce overall costs and improve operational profitability, acquisition-related costs (including purchase accounting adjustments) and long-term incentive plan accrual adjustments from EBITDA, was $94.4 million in the first-half of Fiscal 2020 compared to $88.2 million in the Fiscal 2019 period. Adjusted EBITDA in the first-half of Fiscal 2020 was adversely impacted by the UAW labor strike at GM of $9.6 million.

Segment Comparisons (GAAP Reported)
Comparing the Automotive segment's first-half Fiscal 2020 to the same period of Fiscal 2019,

•	Net sales decreased 2.8 percent, or $10.6 million, attributable to:

•
a 1.4 percent sales decrease in North America primarily due to the adverse impact from the UAW labor strike at GM of $32.0 million, partially offset by higher automotive sales from Grakon of $26.0 million;

•
a 14.6 percent sales decline in Asia attributable to decreased switch and sensor product volume, pricing reductions and lower volumes of transmission lead-frame assemblies and an unfavorable impact of foreign currency translation; and

•	a 1.1 percent sales decrease in Europe due to an unfavorable impact of foreign currency translation and lower switch sales volumes, partially offset by improved sensor product volume.

•
Gross profit margins decreased to 25.0 percent from 27.0 percent due to the adverse impact from the UAW labor strike at GM which reduced gross profit by $9.6 million, product mix, unfavorable impact of foreign currency translation and lower Asian sales volumes.

•
Income from operations decreased $7.7 million, or 11.0 percent, resulting from the adverse impact of the UAW labor strike at GM and unfavorable impact of foreign currency translation, partially offset by higher income from Grakon and the benefit from initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019.

Comparing the Industrial segment's first-half Fiscal 2020 to the same period of Fiscal 2019,

•
Net sales increased 70.5 percent, or $56.1 million, attributable to higher Grakon sales of $60.6 million, partially offset by lower sales volumes of radio remote control and busbar products and the impact of foreign currency translation.

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

•
Gross profit margins increased to 37.6 percent from 30.9 percent due to higher sales and a favorable sales mix from Grakon, partially offset by reduced radio remote control and busbar sales volumes and net tariff expense. Gross profit margins in the first-half of Fiscal 2019 were also negatively impacted by $2.6 million of purchase accounting adjustments related to the acquisition of Grakon.

•
Income from operations increased to $31.6 million compared to $12.2 million resulting from higher income from Grakon, partially offset by lower sales volumes of radio remote control and busbar products and the impact of foreign currency translation.

Comparing the Interface segment's first-half Fiscal 2020 to the same period of Fiscal 2019,

•	Net sales decreased 18.2 percent, or $5.5 million, attributable to lower appliance product sales volumes.

•	Gross profit margins decreased to 10.9 percent from 14.5 percent due to lower sales volumes.

•
Income from operations decreased $0.2 million to break-even levels due to lower gross profit, partially offset by the lower intangible asset amortization expense and benefits from initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019.

Comparing the Medical segment's first-half Fiscal 2020 to the same period of Fiscal 2019,

•	Net sales were $0.6 million in both periods.

•
Loss from operations improved to $3.3 million from $4.6 million in the same period of Fiscal 2019, due to higher gross margins and lower professional fees, as well as benefits from initiatives to reduce overall costs and improve operational profitability. In the first-half of Fiscal 2019, we incurred $0.9 million of expenses related to initiatives to reduce overall costs and improve operational profitability.

Fiscal 2020 Guidance
For Fiscal 2020, Methode reaffirms pre-tax income in the range of $150.3 million to $164.3 million and earnings per share in the range of $3.25 to $3.55. As a result of the UAW labor strike at GM, Methode updates sales guidance to a range of $1.10 billion to $1.13 billion from $1.13 billion to $1.17 billion.

Fiscal 2020 guidance considers:

•	the timing of the launch of a significant amount of previously announced new Automotive business and a laundry program in the Interface segment at anticipated volumes;

•	the mitigation of some of the adverse impact from the UAW labor strike at GM;

•	the anticipated impact of tariffs on imported Chinese goods at 25 percent and the net costs associated with mitigating those tariffs; and

•	twelve months of Grakon results, as compared to seven and a half months of Grakon results in Fiscal 2019.

The guidance ranges for Fiscal 2020 are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including, but not limited to, the following:

•	sales volumes and timing thereof for certain makes and models of pickup trucks, sports utility vehicles and passenger cars;

•	Class 5 through Class 8 truck sales;

•	ability to fully realize benefits of Fiscal 2019 initiatives to reduce overall costs and improve operational profitability;

•	ability to realize synergies from the Grakon acquisition;

•	no increases to existing tariffs or new tariffs on imported goods and the ability to mitigate such tariffs;

•	the price of commodities, particularly copper and resins;

•	the potential effect of legal fees related to the Hetronic lawsuit;

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

•	sales mix within the markets served;

•	currency exchange effect on the operations of businesses;

•	no significant supplier issues or manufacturing quality events;

•	no unusual or one-time items;

•	potential international government grants for cost reimbursements based on employment levels; and

•	an effective tax rate in the 18 to 21 percent range and no significant changes in tax credit movement, valuation allowances or enacted tax laws.

Management Comments
President and Chief Executive Officer, Donald W. Duda said, “Our second quarter performance, excluding the adverse effect of the UAW labor strike, clearly illustrates that our strategic and operational discipline can deliver value for our shareholders. With the labor strike behind us, the opportunities we have moving forward, and our team’s focus on managing the business, allows us to reaffirm our Pre-tax Income and EPS guidance for the fiscal year. ”

Mr. Duda concluded, “I am very pleased that the Methode team worked diligently to minimize the effect of the strike and with their ability to stay focused on operational performance despite numerous business challenges.”

Non-GAAP Financial Measures
To supplement the Company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Income from Operations, Adjusted Gross Profit, Adjusted Gross Margins as a Percentage of Sales, Adjusted Selling and Administrative Expenses, Adjusted Selling and Administrative Expenses as a Percentage of Sales, EBITDA, Adjusted EBITDA, and Free Cash Flow as non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses that may not be indicative of recurring core business operating results, (ii) permit investors to view Methode's performance using the same tools that management uses to evaluate its past performance, reportable business segments and prospects for future performance and (iii) otherwise provide supplemental information that may be useful to investors in evaluating Methode.

Conference Call
The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ron Tsoumas, today at 10:00 a.m. Central time.

To participate in the conference call, please dial (844) 369-8770 (domestic) or (862) 298-0840 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

A replay of the conference call will be available shortly after the call through December 12, 2019, by dialing (877) 481-4010 and providing Conference ID number 55945. On the Internet, a replay will be

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

available for 30 days through the Company’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, radio remote control, electronic, LED lighting, wireless and sensing technologies. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical. Our components are found in the primary end-markets of the aerospace, appliance, automotive, commercial vehicle, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), medical, rail and other transportation industries. Further information can be found on Methode's Web site www.methode.com.

Methode Electronics, Inc. Reports Fiscal 2020 Second-Quarter Financial Results

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) international trade disputes resulting in tariffs and our ability to mitigate tariffs: (4) timing, quality and cost of new program launches; (5) ability to withstand price pressure, including pricing reductions; (6) ability to successfully market and sell Dabir Surfaces products; (7) currency fluctuations; (8) customary risks related to conducting global operations; (9) ability to withstand business interruptions; (10) recognition of goodwill impairment charges; (11) ability to successfully benefit from acquisitions and divestitures; (12) investment in programs prior to the recognition of revenue; (13) dependence on the availability and price of materials; (14) fluctuations in our gross margins; (15) dependence on our supply chain; (16) income tax rate fluctuations; (17) ability to keep pace with rapid technological changes; (18) breach of our information technology systems; (19) ability to avoid design or manufacturing defects; (20) ability to compete effectively; (21) ability to protect our intellectual property; (22) success of Grakon and/or our ability to implement and profit from new applications of the acquired technology; (23) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; (24) ability to manage our debt levels and any restrictions thereunder; and (25) costs and expenses due to regulations regarding conflict minerals.

For Methode Electronics, Inc.
Mark Shermetaro
Vice President Corporate Development
mshermetaro@methode.com
248-752-3468

Nathan Abler
Dresner Corporate Services
nabler@dresnerco.com
714-742-4180

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except share and per-share data)

	Three Months Ended		Six Months Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Net Sales	$257.2	$264.0	$527.4	$487.4

Cost of Products Sold	188.6	193.2	383.0	356.5

Gross Profit	68.6	70.8	144.4	130.9

Selling and Administrative Expenses	33.2	48.0	65.6	77.5
Amortization of Intangibles	4.7	3.7	9.5	5.6

Income from Operations	30.7	19.1	69.3	47.8

Interest Expense, Net	2.7	1.6	5.6	1.8
Other (Income) Expense, Net	(1.0)	(0.1)	(0.9)	0.2

Income before Income Taxes	29.0	17.6	64.6	45.8

Income Tax Expense	5.2	3.0	12.5	7.5

Net Income	$23.8	$14.6	$52.1	$38.3

Basic and Diluted Income per Share:
Basic	$0.63	$0.39	$1.39	$1.02
Diluted	$0.63	$0.39	$1.38	$1.02

Cash Dividends per Share	$0.11	$0.11	$0.22	$0.22

Weighted Average Number of Shares Outstanding:
Basic	37,587,742	37,405,550	37,561,098	37,377,997
Diluted	37,739,188	37,673,722	37,703,123	37,648,048

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per-share data)

	October 26, 2019	April 27, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$95.6	$83.2
Accounts Receivable, Net	205.3	219.3
Inventories	133.8	116.7
Income Tax Receivable	12.0	14.3
Prepaid Expenses and Other Current Assets	18.7	20.0
TOTAL CURRENT ASSETS	465.4	453.5
LONG-TERM ASSETS
Property, Plant and Equipment, Net	198.1	191.9
Goodwill	233.6	233.3
Other Intangible Assets, Net	255.8	264.9
Operating Lease Assets, Net	28.6	—
Deferred Tax Assets	34.1	34.3
Pre-production Costs	39.0	32.8
Other Long-term Assets	28.1	21.0
TOTAL LONG-TERM ASSETS	817.3	778.2
TOTAL ASSETS	$1,282.7	$1,231.7

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$97.1	$91.9
Accrued Employee Liabilities	22.5	20.1
Other Accrued Expenses	27.8	33.9
Short-term Operating Lease Liability	6.5	—
Short-term Debt	15.2	15.7
Income Tax Payable	15.2	19.3
TOTAL CURRENT LIABILITIES	184.3	180.9
LONG-TERM LIABILITIES
Long-term Debt	259.9	276.9
Long-term Operating Lease Liability	22.8	—
Long-term Income Tax Payable	29.3	33.0
Other Long-term Liabilities	17.0	14.8
Deferred Tax Liabilities	36.8	36.4
TOTAL LONG-TERM LIABILITIES	365.8	361.1
TOTAL LIABILITIES	550.1	542.0
SHAREHOLDERS' EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,438,111 shares and 38,333,576 shares issued as of October 26, 2019 and April 27, 2019, respectively	19.2	19.2
Additional Paid-in Capital	154.4	150.4
Accumulated Other Comprehensive Loss	(18.0)	(13.6)
Treasury Stock, 1,346,624 shares as of October 26, 2019 and April 27, 2019	(11.5)	(11.5)
Retained Earnings	588.5	545.2
TOTAL SHAREHOLDERS' EQUITY	732.6	689.7
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,282.7	$1,231.7

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended
	October 26, 2019	October 27, 2018
OPERATING ACTIVITIES
Net Income	$52.1	$38.3
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Change in Cash Surrender Value of Life Insurance	(0.3)	—
Amortization of Debt Issuance Costs	0.3	0.2
Gain on Sale of Fixed Assets	—	(0.7)
Gain on Sale of Business	(0.5)	—
Depreciation	14.2	12.8
Amortization of Intangible Assets	9.5	5.6
Stock-based Compensation Expense	4.0	10.9
Provision for Bad Debt	—	0.1
Change in Deferred Income Taxes	0.4	(0.4)
Changes in Operating Assets and Liabilities:
Accounts Receivable	10.7	(8.2)
Inventories	(18.1)	(5.2)
Prepaid Expenses and Other Assets	(10.2)	(13.2)
Accounts Payable and Other Liabilities	5.7	(4.0)
NET CASH PROVIDED BY OPERATING ACTIVITIES	67.8	36.2

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(26.8)	(28.6)
Acquisitions of Businesses, Net of Cash Acquired	—	(421.6)
Sale of Business/Investment/Property	0.6	0.7
NET CASH USED IN INVESTING ACTIVITIES	(26.2)	(449.5)

FINANCING ACTIVITIES
Taxes Paid Related to Net Share Settlement of Equity Awards	(0.4)	(1.7)
Repayments of Finance Leases	(0.3)	—
Cash Dividends	(8.2)	(8.6)
Proceeds from Borrowings	26.4	348.0
Repayments of Borrowings	(44.2)	(46.6)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(26.7)	291.1
Effect of Foreign Currency Exchange Rate Changes on Cash and Cash Equivalents	(2.5)	(13.0)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12.4	(135.2)
Cash and Cash Equivalents at Beginning of the Year	83.2	246.1
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$95.6	$110.9

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period For:
Interest	$5.6	$1.6
Income Taxes, Net of Refunds	$10.9	$14.9

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
(Unaudited)
(in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures for the Three Months Ended October 26, 2019

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment	Non-U.S. GAAP Financial Measures
Gross Profit	$68.6	$0.2	$—	$—	$—	$—	$68.8
Gross Margin (% of sales)	26.7%	0.1%	—%	—%	—%	—%	26.8%
Selling and Administrative Expenses	$33.2	$(0.3)	$—	$—	$—	$—	$32.9
Selling and Administrative Expenses (% of sales)	12.9%	(0.1)%	—%	—%	—%	—%	12.8%
Income from Operations	$30.7	$0.5	$—	$—	$—	$—	$31.2
Net Income	$23.8	$0.4	$—	$—	$—	$—	$24.2
Diluted Earnings per Share	$0.63	$0.01	$—	$—	$—	$—	$0.64
Reconciliation of Non-GAAP Financial Measures for the Three Months Ended October 27, 2018

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment	Non-U.S. GAAP Financial Measures
Gross Profit	$70.8	$1.3	$2.6	$—	$—	$—	$74.7
Gross Margin (% of sales)	26.8%	0.5%	1.0%	—%	—%	—%	28.3%
Selling and Administrative Expenses	$48.0	$(1.2)	$—	$(1.4)	$(6.9)	$(7.4)	$31.1
Selling and Administrative Expenses (% of sales)	18.2%	(0.5)%	—%	(0.5)%	(2.6)%	(2.8)%	11.8%
Income from Operations	$19.1	$2.5	$2.6	$1.4	$6.9	$7.4	$39.9
Net Income	$14.6	$2.1	$2.2	$1.2	$5.7	$6.1	$31.9
Diluted Earnings per Share	$0.39	$0.06	$0.06	$0.03	$0.15	$0.16	$0.85

Reconciliation of Non-GAAP Financial Measures for the Six Months Ended October 26, 2019

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment	Non-U.S. GAAP Financial Measures
Gross Profit	$144.4	$0.2	$—	$—	$—	$—	$144.6
Gross Margin (% of sales)	27.4%	—%	—%	—%	—%	—%	27.4%
Selling and Administrative Expenses	$65.6	$(0.3)	$—	$—	$—	$—	$65.3
Selling and Administrative Expenses (% of sales)	12.4%	(0.1)%	—%	—%	—%	—%	12.3%
Income from Operations	$69.3	$0.5	$—	$—	$—	$—	$69.8
Net Income	$52.1	$0.4	$—	$—	$—	$—	$52.5
Diluted Earnings per Share	$1.38	$0.01	$—	$—	$—	$—	$1.39
Reconciliation of Non-GAAP Financial Measures for the Six Months Ended October 27, 2018

			Acquisition-Related Costs
	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Purchase Accounting Adjustments Related to Inventory	Severance	Other	Long-term Incentive Plan Accrual Adjustment	Non-U.S. GAAP Financial Measures
Gross Profit	$130.9	$1.5	$2.6	$—	$—	$—	$135.0
Gross Margin (% of sales)	26.9%	0.3%	0.5%	—%	—%	—%	27.7%
Selling and Administrative Expenses	$77.5	$(1.8)	$—	$(1.4)	$(7.5)	$(7.4)	$59.4
Selling and Administrative Expenses (% of sales)	15.9%	(0.4)%	—%	(0.3)%	(1.5)%	(1.5)%	12.2%
Income from Operations	$47.8	$3.3	$2.6	$1.4	$7.5	$7.4	$70.0
Net Income	$38.3	$2.8	$2.2	$1.2	$6.3	$6.2	$57.0
Diluted Earnings per Share	$1.02	$0.07	$0.06	$0.03	$0.17	$0.16	$1.51

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(in millions)

	Three Months Ended		Six Months Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Net Income	$23.8	$14.6	$52.1	$38.3
Income Tax Expense	5.2	3.0	12.5	7.5
Interest Expense, Net	2.7	1.6	5.6	1.8
Amortization of Intangibles	4.7	3.7	9.5	5.6
Depreciation	7.2	6.3	14.2	12.8
EBITDA	43.6	29.2	93.9	66.0
Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	0.5	2.5	0.5	3.3
Acquisition-related Costs - Purchase Accounting Adjustments Related to Inventory	—	2.6	—	2.6
Acquisition-related Costs - Severance	—	1.4	—	1.4
Acquisition-related Costs - Other	—	6.9	—	7.5
Long-term Incentive Plan Accrual Adjustment due to change in Fiscal 2020 EBITDA estimate	—	7.4	—	7.4
Adjusted EBITDA	$44.1	$50.0	$94.4	$88.2
Reconciliation of Free Cash Flow to Net Income
(in millions)

	Three Months Ended		Six Months Ended
	October 26, 2019	October 27, 2018	October 26, 2019	October 27, 2018
Net Income	$23.8	$14.6	$52.1	$38.3
Amortization of Intangibles	4.7	3.7	9.5	5.6
Depreciation	7.2	6.3	14.2	12.8
Purchases of Property, Plant and Equipment	(13.6)	(10.4)	(26.8)	(28.6)
Free Cash Flow	$22.1	$14.2	$49.0	$28.1